Exhibit 10.8

May 17, 2023

Steve Rohleder

By E-Mail

RE:    Dividend Equivalents on Deferred Stock Units

Dear Steve:

    In connection with the 257 deferred stock units granted to you on March 2, 2022, the 27 deferred stock units granted to you on April 5, 2022, the 1,552 deferred stock units granted to you on June 7, 2022, the 235 deferred stock units granted to you on September 7, 2022, the 927 deferred stock units granted to you on January 12, 2023 and the 41 deferred stock units granted to you on March 6, 2023 (collectively, the “DSUs”) pursuant to that certain Deferral Election dated February 27, 2022 and that certain Deferral Election dated December 9, 2022 (the “Elections”) under the Cognizant Technology Solutions Corporation Non-Employee Director Compensation Guidelines (the “Guidelines”) and the 2017 Incentive Award Plan (the “Plan”), Cognizant Technology Solutions Corporation (the “Company”) desires to provide you with the opportunity to earn Dividend Equivalents on your DSUs. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

    As of the date hereof, an aggregate amount of $2,000.99 (the “Initial Amount”) is hereby credited to a bookkeeping account for you in the form of cash, representing the dividends that would have accrued with respect to your outstanding DSUs had such DSUs been eligible to receive such dividends from the date of grant. As of the date hereof, the Company grants to you an award of Dividend Equivalents with respect to each of the DSUs for all ordinary and extraordinary cash dividends that are paid to all or substantially all holders of the outstanding Shares with a record date that occurs between the date hereof and the date when the applicable Share underlying the DSU is distributed to you. The Dividend Equivalents for each DSU shall have a value equal to the amount of cash that is paid as a dividend on one Share. The Dividend Equivalents shall be credited to a bookkeeping account for you in the form of cash unless the Administrator determines to cause the Dividend Equivalents to be reinvested in additional DSUs as of the date of payment of any such dividend based on the Fair Market Value of a Share on such date. The Dividend Equivalents and any amounts that may become payable in respect thereof shall be treated separately from the DSUs and the rights arising in connection therewith for purposes of Section 409A.

    The Initial Amount and any Dividend Equivalents that accrue after the date hereof will be payable to you at the same time as the underlying DSUs to which such amounts relate are settled in Shares. This letter will be subject to the same terms and conditions set forth in the Elections, the Guidelines and the Plan.

Sincerely,

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Jan Siegmund
Name:	Jan Siegmund
Title:	Chief Financial Officer

May 17, 2023

Sandra Wijnberg

By E-Mail

RE:    Dividend Equivalents on Deferred Stock Units

Dear Sandra:

    In connection with the 2,024 deferred stock units granted to you on June 7, 2022 (the “DSUs”) pursuant to that certain Deferral Election dated December 17, 2021 (the “Election”) under the Cognizant Technology Solutions Corporation Non-Employee Director Compensation Guidelines (the “Guidelines”) and the 2017 Incentive Award Plan (the “Plan”), Cognizant Technology Solutions Corporation (the “Company”) desires to provide you with the opportunity to earn Dividend Equivalents on your DSUs. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

    As of the date hereof, an aggregate amount of $1,679.92 (the “Initial Amount”) is hereby credited to a bookkeeping account for you in the form of cash, representing the dividends that would have accrued with respect to your outstanding DSUs had such DSUs been eligible to receive such dividends from the date of grant. As of the date hereof, the Company grants to you an award of Dividend Equivalents with respect to each of the DSUs for all ordinary and extraordinary cash dividends that are paid to all or substantially all holders of the outstanding Shares with a record date that occurs between the date hereof and the date when the applicable Share underlying the DSU is distributed to you. The Dividend Equivalents for each DSU shall have a value equal to the amount of cash that is paid as a dividend on one Share. The Dividend Equivalents shall be credited to a bookkeeping account for you in the form of cash unless the Administrator determines to cause the Dividend Equivalents to be reinvested in additional DSUs as of the date of payment of any such dividend based on the Fair Market Value of a Share on such date. The Dividend Equivalents and any amounts that may become payable in respect thereof shall be treated separately from the DSUs and the rights arising in connection therewith for purposes of Section 409A.

The Initial Amount and any Dividend Equivalents that accrue after the date hereof will be payable to you at the same time as the underlying DSUs to which such amounts relate are settled in Shares. This letter will be subject to the same terms and conditions set forth in the Election, the Guidelines and the Plan.

Sincerely,

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Jan Siegmund
Name:	Jan Siegmund
Title:	Chief Financial Officer

4